Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated April 28, 2023, relating to the financial statements of SatixFy Communications Ltd. for the year ended December 31,2022 included in the Annual Report on Form 20-F/A of SatixFy Communications Ltd. filed with the Securities and Exchange Commission on May 1, 2023,

We also consent to the reference to us under the caption “Experts” in the registration statement.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm
December 5, 2023